Exhibit 99.1

Crexendo Reports Financial Results for the Third Quarter of 2017

PHOENIX, AZ—(Marketwired – November 1, 2017)

Crexendo, Inc. (OTCQX: CXDO), a next generation CLEC and an award-winning leader and provider of UCaaS cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for its third quarter ended September 30, 2017.

Financial highlights for the three months ended September 30, 2017

Consolidated total revenue for the third quarter of 2017 increased 15% to $2.7 million compared to $2.3 million for the third quarter of 2016.

Consolidated service revenue for the third quarter of 2017 increased 18% to $2.3 million compared to $1.9 million for the third quarter of 2016.

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Cloud Telecommunications Segment UCaaS service revenue for the third quarter of 2017 increased 26% to $2.0 million compared to $1.6 million for the third quarter of 2016.

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Web Services Segment service revenue for the third quarter of 2017 decreased 18% to $263,000, compared to $320,000 for the third quarter of 2016.

Consolidated product revenue for the third quarter of 2017 decreased less than 1% to $385,000 compared to $387,000 for the third quarter of 2016.

Consolidated operating expenses for the third quarter of 2017 decreased 7% to $2.7 million compared to $2.9 million for the third quarter of 2016.

On a GAAP basis, the Company reported a $(189,000) net loss for the third quarter of 2017, or $(0.01) loss per diluted common share, compared to a net loss of $(621,000) or $(0.05) loss per diluted common share for the third quarter of 2016.

Non-GAAP net income was $56,000 for the third quarter of 2017, or $0.00 per diluted common share, compared to a non-GAAP net loss of $(340,000) or $(0.03) loss per diluted common share for the third quarter of 2016.

EBITDA for the third quarter of 2017 was a $(28,000) loss compared to a $(573,000) loss for the third quarter of 2016. Adjusted EBITDA for the third quarter of 2017 was $61,000 compared to a $(362,000) loss for the third quarter of 2016.

Financial highlights for the nine months ended September 30, 2017

Consolidated total revenue for the nine months ended September 30, 2017 increased 11% to $7.5 million compared to $6.8 million for the nine months ended September 30, 2016.

Consolidated service revenue for the nine months ended September 30, 2017 increased 17% to $6.6 million compared to $5.6 million for the nine months ended September 30, 2016.

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Cloud Telecommunications Segment UCaaS service revenue for the nine months ended September 30, 2017 increased 26% to $5.7 million compared to $4.5 million for the nine months ended September 30, 2016.

●
Web Services Segment service revenue for the nine months ended September 30, 2017 decreased 23% to $815,000, compared to $1.1 million for the nine months ended September 30, 2016.

Consolidated product revenue for the nine months ended September 30, 2017 decreased 17% to $967,000 compared to $1.2 million for the nine months ended September 30, 2016.

Consolidated operating expenses for the nine months ended September 30, 2017 decreased 8% to $8.3 million compared to $9.0 million for the nine months ended September 30, 2016.

On a GAAP basis, the Company reported a $(1.0) million net loss for the nine months ended September 30, 2017, or $(0.07) loss per diluted common share, compared to a net loss of $(2.3) million or $(0.17) loss per diluted common share for the nine months ended September 30, 2016.

Non-GAAP net loss was $(223,000) for the nine months ended September 30, 2017, or $(0.02) loss per diluted common share, compared to a non-GAAP net loss of $(1.4) million or $(0.11) loss per diluted common share for the nine months ended September 30, 2016.

EBITDA for the nine months ended September 30, 2017 was a $(727,000) loss compared to a $(2.1) million loss for the nine months ended September 30, 2016. Adjusted EBITDA for the nine months ended September 30, 2017 was a $(208,000) loss compared to a $(1.5) million loss for the nine months ended September 30, 2016.

Total cash and cash equivalents, excluding restricted cash of $100,000 for both periods, at September 30, 2017 was $1.2 million compared to $619,000 at December 31, 2016.

Cash provided by operating activities for the nine months ended September 30, 2017 was $177,000 compared to cash used for operating activities of $(737,000) for the nine months ended September 30, 2016. Cash provided by investing activities for the nine months ended September 30, 2017 was $252,000 compared to $11,000 for the nine months ended September 30, 2016. Cash provided by financing activities for the nine months ended September 30, 2017 was $159,000 compared to $83,000 for the nine months ended September 30, 2016.

Steven G. Mihaylo, Chief Executive Officer commented, “As expected we reached positive cash flow in the third quarter. This is a major accomplishment and testament to the entire team which has continued to execute on our plans. While this is highly impressive it is only the first step in our growth strategy, and we will not rest on this accomplishment as we work toward reaching GAAP profitability. The results were highly impressive on multiple levels, we achieved an 11% increase in total revenue for the first nine months of 2017 compared to the first nine months of 2016. Our Cloud Telecommunications Segment UCaaS service revenue had a very substantial 26% increase compared to the first nine months of 2016. We have also done a remarkable job of controlling costs; even with these stellar results we still reduced our operating expenses for the first nine months of 2017 8% compared to the first nine months of 2016. We have also had a dramatic reduction in GAAP loss. We had a GAAP loss of $(0.07) loss per diluted common share for the first nine months of 2017, compared to a net GAAP loss of $(0.17) per diluted common share for the nine months ended September 30, 2016. On a non-GAAP basis the improvement was also impressive with a $(0.02) net loss per diluted common share for the first nine months of 2017, compared to $(0.11) net loss per diluted common share for the nine months ended September 30 2016.”

Mihaylo added, “As we have discussed we have been working to bring changes to the sales process. We have upgraded certain segments and are working very hard to find the right mix. We thought now was the right time to bring in an experienced industry executive as EVP of Sales. Adding Neil Lichtman in this role with his experience and proven track record should accelerate our sales growth and bring us to GAAP profitability. While we have obviously needed to increase certain costs in the revamping of the sales team we believe this is a long-term investment rather than an expense. With our changes in the sales team we are not changing what distinguishes Crexendo from its competition, we have a fully integrated sales and engineering system which work very well together to provide solutions for customers who need five or five thousand phones. We work every day to make sure our customers continue to receive the best service, the best products and the best support in the industry. We know our award-winning Ride The Cloud ® services are second to none and will save our customers substantial amounts of money, while increasing their productivity. As more and more companies move to the cloud we know we are in the right space at the right time.”

Doug Gaylor, President and COO, stated, "I am very proud of our team and the fact we have met the first goal in our plan of being cash flow positive in the third quarter. As Steve indicated this is only the first step and we realize we are going to be judged by our future results. We work tirelessly to improve every day and achieve the results we and our shareholders expect. I am very excited about the changes we have made, and I expect our team to deliver excellence across the board. We believe that our momentum will continue in 2018 and we will continue to accelerate our growth and profitability.”

Conference Call

The Company is hosting a conference call today, November 1, 2017 at 5:30 PM EST. The telephone dial-in number is 866-548-4713 for domestic participants and 323-794-2093 for international participants. The conference ID to join the call is 8417990. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo, Inc. (CXDO) is a next generation CLEC cloud telecom-services company that provides award winning cloud telecommunications UCaaS services, broadband internet services and other cloud business services. Our solutions are designed to provide enterprise-class cloud services to any size businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) reaching cash flow break-even being a major accomplishment and testament to the entire team who has continued to execute on plans; (ii) cash flow break-even being highly impressive and being only the first step in growth strategy; (iii) l not resting on this accomplishment and working toward reaching GAAP profitability. (iv) doing a remarkable job of controlling costs; (vi) working on bringing changes to the sales process with upgrading certain segments and working very hard to find the right mix; (vii) thinking now being the right time to bring in an experienced industry executive as EVP of Sales which should accelerate sales growth and bring GAAP profitability; (viii) increasing expenses in the revamping of the sales team being a long-term investment rather than an expense; (ix) not changing what distinguishes Crexendo from its competition having a fully integrated sales and engineering system which provides solutions for customers; (x) working every day to make sure customers continue to receive the best service, the best products and the best support in the industry; (xi) believing the award-winning Ride The Cloud ® services are second to none and will save customers substantial amounts of money, while increasing their productivity; (xii) being in the right space at the right time; (xiii) being very proud of the team; (xiv) working tirelessly to improve every day and achieve the results shareholders expect; (xv) being very excited about the changes made and (xvi) expecting to deliver excellence across the board and believing that momentum will continue in 2018 and with accelerated growth and profitability.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2016, and quarterly Forms 10-Q as filed. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)
	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,207	$619
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $28
as of September 30, 2017 and $34 as of December 31, 2016	387	346
Inventories	153	170
Equipment financing receivables	126	121
Prepaid expenses	469	686
Other current assets	8	8
Total current assets	2,450	2,050

Certificate of deposit	-	252
Long-term trade receivables, net of allowance for doubtful accounts
of $10 as of September 30, 2017 and $13 as of December 31, 2016	33	43
Long-term equipment financing receivables	78	176
Property and equipment, net	10	18
Intangible assets, net	262	335
Goodwill	272	272
Long-term prepaid expenses	171	251
Other long-term assets	122	136
Total assets	$3,398	$3,533

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$63	$116
Accrued expenses	936	997
Notes payable, current portion	98	66
Income taxes payable	9	5
Deferred revenue, current portion	984	809
Total current liabilities	2,090	1,993

Deferred revenue, net of current portion	33	43
Notes payable, net of current portion	43	966
Other long-term liabilities	-	16
Total liabilities	2,166	3,018

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,275,555 shares issued and outstanding as of September 30, 2017 and 13,578,556 shares issued and
outstanding as of December 31, 2016	14	14
Additional paid-in capital	60,446	58,716
Accumulated deficit	(59,228)	(58,215)
Total stockholders' equity	1,232	515

Total Liabilities and Stockholders' Equity	$3,398	$3,533

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Service revenue	$2,305	$1,946	$6,552	$5,606
Product revenue	385	387	967	1,168
Total revenue	2,690	2,333	7,519	6,774

Operating expenses:
Cost of service revenue	709	776	2,106	2,279
Cost of product revenue	152	156	384	483
Selling and marketing	734	681	2,133	1,927
General and administrative	955	1,140	3,135	3,705
Research and development	194	189	569	634
Total operating expenses	2,744	2,942	8,327	9,028

Loss from operations	(54)	(609)	(808)	(2,254)

Other income/(expense):
Interest income	3	4	8	12
Interest expense	(135)	(39)	(206)	(105)
Other income, net	5	27	9	91
Total other income/(expense), net	(127)	(8)	(189)	(2)

Loss before income tax	(181)	(617)	(997)	(2,256)

Income tax provision	(8)	(4)	(16)	(11)

Net loss	$(189)	$(621)	$(1,013)	$(2,267)

Net loss per common share:
Basic	$(0.01)	$(0.05)	$(0.07)	$(0.17)
Diluted	$(0.01)	$(0.05)	$(0.07)	$(0.17)

Weighted-average common shares outstanding:
Basic	13,951,480	13,411,569	13,824,307	13,316,277
Diluted	13,951,480	13,411,569	13,824,307	13,316,277

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,013)	$(2,267)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	54	242
Depreciation and amortization	81	110
Non-cash interest expense	198	18
Share-based compensation	481	504
Amortization of deferred gain	(16)	(70)
Changes in assets and liabilities:
Trade receivables	(31)	96
Equipment financing receivables	93	119
Inventories	17	10
Prepaid expenses	244	81
Other assets	14	38
Accounts payable and accrued expenses	(114)	361
Income tax payable	4	4
Deferred revenue	165	17
Net cash (used for)/provided by operating activities	177	(737)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of long-term investment	252	-
Purchase of long-term investment	-	(1)
Release of restricted cash	-	12
Net cash provided by investing activities	252	11

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	111	150
Repayments made on notes payable	(1,092)	(119)
Proceeds from exercise of options	1,140	9
Proceeds from exercise of warrants	-	102
Payment of contingent consideration	-	(59)
Net cash provided by financing activities	159	83

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	588	(643)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	619	1,497

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$1,207	$854

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$(12)	$(2)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for prepayment of interest on related-party note payable	$109	$101
Issuance of common stock for contingent consideration related to business acquisition	$-	$40
Prepaid assets financed through notes payable	$111	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Cloud telecommunications	$2,427	$2,013	$6,704	$5,711
Web services	263	320	815	1,063
Consolidated revenue	2,690	2,333	7,519	6,774

Income/(loss) from operations:
Cloud telecommunications	(196)	(716)	(1,185)	(2,551)
Web services	142	107	377	297
Total operating loss	(54)	(609)	(808)	(2,254)
Other income/(expense), net:
Cloud telecommunications	(122)	(11)	(184)	(21)
Web services	(5)	3	(5)	19
Total other income/(expense), net	(127)	(8)	(189)	(2)
Income/(loss) before income tax provision
Cloud telecommunications	(318)	(727)	(1,369)	(2,572)
Web services	137	110	372	316
Loss before income tax provision	$(181)	$(617)	$(997)	$(2,256)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 1, 2017 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

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they do not reflect changes in, or cash requirements for, our working capital needs;

●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

●
they do not reflect income taxes or the cash requirements for any tax payments;

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income/(Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(189)	$(621)	$(1,013)	$(2,267)
Share-based compensation	89	153	481	504
Amortization of rent expense paid in stock, net of deferred gain	-	58	38	172
Amortization of intangible assets	24	33	73	98
Non-cash interest expense	132	37	198	94
Non-GAAP net income/(loss)	$56	$(340)	$(223)	$(1,399)

Non-GAAP net income/(loss) per common share:
Basic	$0.00	$(0.03)	$(0.02)	$(0.11)
Diluted	$0.00	$(0.03)	$(0.02)	$(0.11)

Weighted-average common shares outstanding:
Basic	13,951,480	13,411,569	13,824,307	13,316,277
Diluted	14,278,141	13,411,569	13,824,307	13,316,277

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(189)	$(621)	$(1,013)	$(2,267)
Depreciation and amortization	26	36	81	110
Interest expense	135	39	206	105
Interest and other income	(8)	(31)	(17)	(103)
Income tax provision	8	4	16	11
EBITDA	(28)	(573)	(727)	(2,144)
Share-based compensation	89	153	481	504
Amortization of rent expense paid in stock, net of deferred gain	-	58	38	172
Adjusted EBITDA	$61	$(362)	$(208)	$(1,468)

Contact:
Crexendo, Inc.
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com